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                                                                   Exhibit 10.53

                        AMENDMENT DATED OCTOBER 20, 1995
                               ALLIED GROUP, INC.
                         NONQUALIFIED STOCK OPTION PLAN

          The ALLIED Group, Inc. Nonqualified Stock Option Plan (the "Plan") was amended by the Board of Directors of ALLIED Group, Inc. (the "Company") on October 20, 1995, to reflect the changes set fourth below. Capitalized terms used herein shall have the meaning as assigned thereto in the Plan.

         Shares Subject to Plan. The Board of Directors of the Company approved a reduction in the number of Shares authorized to be issued under the Plan. As of October 20, 1995, there remained 97,500 Shares of Common Stock available for issuance pursuant to the exercise of Options under the Plan. The Board of Directors reduced such amount by 33,135 Shares to leave remaining 64,365 Shares of Common Stock available for issuance pursuant to the exercise of Options under the Plan.